EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase or sale of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average purchase or sale price of the shares of Common Stock purchased or sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
1/31/2014	Purchase	$ 14.9403	1	20500
2/18/2014	Sale	$ 14.5389	2	7051
2/19/2014	Sale	$ 14.5040	3	4500
2/20/2014	Sale	$ 14.4730	4	1112
2/21/2014	Sale	$ 14.4432	5	12500
2/24/2014	Sale	$ 14.5500		15000
2/25/2014	Sale	$ 14.8300		1000
2/25/2014	Sale	$ 15.5208	6	12000
2/26/2014	Sale	$ 15.3489	7	7069
2/27/2014	Sale	$ 15.5344	8	13275
2/28/2014	Sale	$ 15.6509	9	5900
3/3/2014	Sale	$ 15.3936	10	5800
3/4/2014	Sale	$ 15.4145	11	7049
3/5/2014	Sale	$ 15.2207	12	13000
3/6/2014	Sale	$ 15.2865	13	13000
3/7/2014	Sale	$ 15.3788	14	15275
3/10/2014	Sale	$ 15.4774	15	10000
3/11/2014	Sale	$ 15.4520	16	5000
3/12/2014	Sale	$ 15.5415	17	4276
3/13/2014	Sale	$ 15.4279	18	2700
3/14/2014	Sale	$ 15.3457	19	2209
3/17/2014	Sale	$ 15.1665	20	8300
3/18/2014	Sale	$ 15.2138	21	2900
3/19/2014	Sale	$ 15.0667	22	3000
3/20/2014	Sale	$ 15.0179	23	3650
3/21/2014	Sale	$ 15.1439	24	5000
3/24/2014	Sale	$ 15.0147	25	3500
3/25/2014	Sale	$ 14.9219	26	3846
3/26/2014	Sale	$ 14.5322	27	2500
3/27/2014	Sale	$ 14.1573	28	14000

1 This transaction was executed in multiple trades at prices ranging from $14.93 – 14.95.
2 This transaction was executed in multiple trades at prices ranging from $14.50 – 14.65.
3 This transaction was executed in multiple trades at prices ranging from $14.47 – 14.56.
4 This transaction was executed in multiple trades at prices ranging from $14.45 – 14.50.
5 This transaction was executed in multiple trades at prices ranging from $14.40 – 14.47.
6 This transaction was executed in multiple trades at prices ranging from $15.00 – 15.85.
7 This transaction was executed in multiple trades at prices ranging from $15.30 – 15.61.
8 This transaction was executed in multiple trades at prices ranging from $15.25 – 15.70.
9 This transaction was executed in multiple trades at prices ranging from $15.62 – 15.72.
10 This transaction was executed in multiple trades at prices ranging from $15.36 – 15.49.
11 This transaction was executed in multiple trades at prices ranging from $15.40 – 15.60.
12 This transaction was executed in multiple trades at prices ranging from $15.20 – 15.26.
13 This transaction was executed in multiple trades at prices ranging from $15.25 – 15.33.
14 This transaction was executed in multiple trades at prices ranging from $15.35 – 15.59.
15 This transaction was executed in multiple trades at prices ranging from $15.45 – 15.50.
16 This transaction was executed in multiple trades at prices ranging from $15.45 – 15.47.
17 This transaction was executed in multiple trades at prices ranging from $15.50 – 15.60.
18 This transaction was executed in multiple trades at prices ranging from $15.42 – 15.46.
19 This transaction was executed in multiple trades at prices ranging from $15.24 – 15.52.
20 This transaction was executed in multiple trades at prices ranging from $15.10 – 15.21.
21 This transaction was executed in multiple trades at prices ranging from $15.20 – 15.26.
22 This transaction was executed in multiple trades at prices ranging from $15.00 – 15.26.
23 This transaction was executed in multiple trades at prices ranging from $15.00 – 15.05.
24 This transaction was executed in multiple trades at prices ranging from $15.13 – 15.17.
25 This transaction was executed in multiple trades at prices ranging from $15.00 – 15.06.
26 This transaction was executed in multiple trades at prices ranging from $14.88 – 15.11.
27 This transaction was executed in multiple trades at prices ranging from $14.50 – 14.70.
28 This transaction was executed in multiple trades at prices ranging from $14.02 – 14.28.